Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 9, 2001 included in Protection One, Inc.'s Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP


Kansas City, Missouri
April  13, 2001